EXHIBIT 99.1

Sipex Corporation Announces Approval of Change in Revenue Recognition Methodology and Restatement of Financial Statements

Monday April 18, 8:39 pm ET

MILPITAS, Calif., April 18 /PRNewswire-FirstCall/ — Sipex Corporation (Nasdaq: SIPXE - News) announced today the adoption of a sell-through revenue recognition method for the Company’s sales to distributors. This action is a result of the findings of the Audit Committee’s previously announced internal investigation with the assistance of independent counsel and forensic accountants and has been unanimously approved by the full Board of Directors. Using the sell-through revenue recognition methodology, the Company will not recognize sales into distribution channels until the Company’s distributors have sold the products to their customers. The Company had previously recognized revenue on sales to all distributors other than Future Electronics, the Company’s largest distributor, using a sell-in methodology, pursuant to which the Company recognized revenue upon shipment to its distributors less estimated reserves for returns.

Sipex announced on March 10, 2005 that, as the result of its Audit Committee’s ongoing internal investigation of the Company’s financial and transactional records, the Company expected to restate its financial statements for the fiscal year ended December 31, 2003 and the fiscal quarters ended April 3, 2004, July 3, 2004 and October 2, 2004 due to improper recognition of revenue during these periods on sales for which price protection, stock rotation and/or return rights and other concessions were granted. The adoption of the sell-through revenue recognition method will be applied retroactively, and the Company’s Audit Committee and Board of Directors have approved the restatement of the Company’s financial statements for the fiscal year ended December 31, 2003 and the fiscal quarters ended April 3, 2004, July 3, 2004 and October 2, 2004 using the sell-through methodology.

The Company’s Audit Committee is continuing its internal investigation with the assistance of independent legal counsel and forensic accounting experts. The Audit Committee expects to complete the investigation in the coming weeks, and the Company intends to provide further detail regarding the restatement as soon as it becomes available. In accordance with recommendations of the Audit Committee and in addition to the change in revenue recognition methodology, the Board of Directors also has approved taking remedial actions designed to enhance compliance with generally accepted accounting principles, other applicable rules and regulations and principles of corporate ethics. There can be no assurance that financial statements for additional periods will not be required to be restated, or that remedial actions taken will not adversely affect the Company’s business or operating results.

About Sipex

Sipex Corporation is a semiconductor company that designs, manufactures and markets high performance, value-added analog integrated circuits (IC). Sipex serves the broad analog signal processing market with interface, power management and optical storage ICs for use in automotive, portable products, computing, communications, and networking infrastructure markets. The company is headquartered in Milpitas, California with additional offices in Belgium, Canada, China, Germany, Japan, Taiwan and the UK. Sipex sells products direct and through its distribution channels. For more information about Sipex, visit www.sipex.com.

Forward-Looking Statements

This press release contains forward-looking statements, as defined under Federal Securities Laws. These forward-looking statements include the statements regarding the nature and scope of the Company’s restatement of its financial statements, the Audit Committee’s ongoing internal investigation and the taking of remedial actions. These statements are just predictions and involve risks and uncertainties, such that actual results may differ significantly. These risks include, but are not limited to, additional actions resulting from the continuing internal Audit Committee investigation, as well as the review and audit by the Company’s independent registered public accountants of the restated financial statements, actions resulting from discussions with or required by the Securities Exchange Commission, and that any actions taken by the Company could adversely affect the Company’s business and operating results.

For Further Information Contact:

Clyde R. Wallin
CFO & Sr. VP of Finance
Phone: 408-934-7500
Fax: 408-935-7600

Source: Sipex Corporation